UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 30, 2014, Isabella Bank Corporation (the "Corporation") held its 2014 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the Corporation's Proxy Statement filed with the SEC on March 31, 2014. The certified results of the shareholder vote are as follows:
Proposal 1 - Election of Directors
Each of the following individuals was elected to serve as a director to hold office until the Annual Meeting of Shareholders for the year opposite his name:

Nominee	Term Expiration Year	For	Against	Withheld	Broker Non-Votes
Dennis P. Angner	2015	3,865,437	59,110	51,217	645,745
Dr. Jeffrey J. Barnes	2017	3,925,295	34,587	15,882	645,745
G. Charles Hubscher	2017	3,915,364	16,024	44,376	645,745
David J. Maness	2017	3,896,404	37,877	41,483	645,745
W. Joseph Manifold	2017	3,864,131	68,645	42,988	645,745
Proposal 2 - Advisory Vote on Executive Compensation
The executive compensation of named executive officers was approved.

For	Against	Withheld	Broker Non-Votes
3,251,775	103,615	620,374	645,745

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 2, 2014	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO